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                                                                   EXHIBIT 23.2


                      CONSENT OF INDEPENDENT ACCOUNTANTS
                      ----------------------------------


We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-57301) and Form S-8 (Nos. 33-14696, 33-42008,
33-64749, 333-59433) of Georgia Gulf Corporation of our report dated September 29, 1999 relating to the financial statements of CONDEA Vista Company Vinyls Group, which appears in the Current Report on Form 8-K of Georgia Gulf Corporation dated November 18, 1999.


                                                 /s/ PricewaterhouseCoopers LLP

Houston, Texas
November 18, 1999